                                                                   EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors
Vintage Petroleum Inc.

  As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated September 14, 1995, on the financial statements of CADIPSA S.A. included in VINTAGE PETROLEUM INC.'s Form 8-K/A1 filed on September 18, 1995, and to all references to our Firm included in this registration statement.

                                                    DELOITTE & TOUCHE

                                                   Omar R. Rolotti
                                                   Partner

Buenos Aires, Argentina

 January 27, 1997